Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

DESTINATION XL GROUP, INC.,

a Delaware corporation,

WITH AND INTO

CASUAL MALE RETAIL GROUP, INC.,

a Delaware corporation

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Casual Male Retail Group, Inc. (the “Corporation”), a corporation incorporated in and existing pursuant to the provisions of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify as follows:

1.	That the Corporation is incorporated and existing under the DGCL.

2.	That the Corporation owns 100% of the outstanding capital stock of Destination XL Group, Inc., a Delaware corporation (“Subsidiary”) incorporated on the 5th of February 2013, pursuant to the provisions of the DGCL.

3.	That the Corporation hereby merges the Subsidiary into itself (the “Merger”) by resolution of its board of directors attached hereto as Exhibit A, duly adopted on the 31st day of January 2013.

4.	That the Corporation shall be the surviving corporation in the Merger and, pursuant to Section 253(b) of the DGCL, Article First of the Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

“The name of this corporation is Destination XL Group, Inc.”

5.	The Merger shall become effective at 12:01 AM Eastern Time on February 25, 2013.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer on this 22th day of February, 2013.

CASUAL MALE RETAIL GROUP, INC.

By:	/s/ Dennis R. Hernreich
Name:	Dennis R. Hernreich
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Exhibit A

Board Resolutions

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF

CASUAL MALE RETAIL GROUP, INC.

AT A MEETING HELD ON JANUARY 31, 2013

WHEREAS, it is advisable and in the best interests of Casual Male Retail Group, Inc., a Delaware corporation (the “Corporation”) to change its official name from “Casual Male Retail Group, Inc.” to “Destination XL Group, Inc.” (the “Name Change”), and to effect the Name Change pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (“DGCL”);

WHEREAS, solely to facilitate the Name Change, the Corporation desires to incorporate in the State of Delaware a wholly-owned subsidiary, Destination XL Group, Inc. (“Subsidiary”), to merge with and into the Corporation (the “Merger”) pursuant to the provisions of Section 253 of the DGCL so that the Corporation will be the surviving Corporation following the Merger; and

WHEREAS, this Board of Directors (the “Board”) has duly considered and evaluated the terms and conditions of the proposed Name Change and Merger as set forth herein, including the transactions contemplated thereby, and unanimously believes such actions to be advisable and in the best interests of the Corporation and its stockholders to approve and effect the Name Change and the Merger.

NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors deems the Name Change and the Merger advisable and in the best interests of the Corporation and its stockholders;

Corporate Name Change; Merger

RESOLVED, that the Name Change and Merger are authorized and approved;

RESOLVED, that the Corporation shall cause the Subsidiary to be formed under the DGCL for the purpose of effecting the Name Change;

RESOLVED, that each of the officers of the Corporation is, individually, hereby authorized, in accordance with Section 253 of the DGCL, to execute and file with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger (“Certificate of Ownership and Merger”), in substantially the form attached hereto as Exhibit A, effecting the merger of Merger Sub with and into the Corporation, with the Corporation being the surviving Corporation in the Merger (the “Surviving Corporation”);

RESOLVED, that, at any time prior to the Effective Time (as defined below), the Merger may be amended, modified, terminated or abandoned by action of the Board; and it is further

RESOLVED, that the Merger shall be effective upon the effective date set forth in the Certificate of Ownership and Merger (the “Effective Time”) and shall have the effects set forth in Section 259 of the DGCL;

RESOLVED, that, pursuant to and at the Effective Time of the Merger, the name of the Surviving Corporation shall be changed to “Destination XL Group, Inc.”;

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Corporation shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Corporation, held by the person who was the holder of such share of capital stock of the Corporation immediately prior to the Merger; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof.

NASDAQ; Transfer Agent

RESOLVED, that each of the officers of the Corporation be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and file, or cause to be prepared, executed or filed, a notification of change in corporate record and a new listing agreement, and such other documents, and to take such steps, as may be necessary or desirable, with the NASDAQ Capital Market, the Depository Trust Company, and the Corporation’s transfer agent to give effect to the Name Change.

Amendment of Employee Benefits Plans

RESOLVED, that, effective as of the Effective Time, each of the Corporation’s benefits plans and programs are hereby amended to replace each reference to “Casual Male Retail Group, Inc.” with “Destination XL Group, Inc.” to reflect the change in the Corporation’s name.

Corporate Governance; Stock Certificates

RESOLVED, that, at the Effective Time, Article First of the Restated Certificate of Incorporation of the Corporation shall be amended in its entirety to read as follows:

“FIRST: The name of this corporation is Destination XL Group, Inc.”

RESOLVED, that, effective immediately following the Effective Time, the Amended and Restated By-laws of the Corporation shall be amended by deleting the name “Casual Male Retail Group, Inc.” from the heading thereof and substituting therefor the name “Destination XL Group, Inc.”;

RESOLVED, that in connection with the incorporation of Merger Sub or the changing the Corporation’s name, each of the officers of the Corporation be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and file in the office of the Secretary of State of the State of Delaware, or cause to be so prepared, executed or filed, such additional certificates, instruments or other documents as may, in such officer’s judgment, be necessary or desirable;

RESOLVED, that, after the Effective Time, the officers of the Corporation be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and file, or cause to be prepared, executed and filed, and to otherwise take such steps as may be necessary or desirable to change the name in which the Corporation is qualified to do business in such jurisdictions as it is so qualified to reflect the change in the Corporation’s name;

RESOLVED, that each stock certificate evidencing the ownership of each share of common stock, par value $0.01 per share (“Common Stock”), of the Corporation issued and outstanding immediately prior to the effective time of the Merger shall continue to evidence ownership of the shares of the Corporation upon the effective time of the Merger; and it is further

RESOLVED, that each stock certificate evidencing the ownership of Common Stock of Corporation issued any time after the effective time of the Merger shall be in the form of the stock certificate attached hereto as Exhibit B or as otherwise approved by the Authorized Officers of the Corporation.

General

RESOLVED, that the officers of the Corporation be, and each of them individually hereby is, authorized, in the name, and on behalf, of the Corporation, to execute, file and deliver or cause to be executed, filed and delivered any and all other agreements, amendments, certificates, reports, applications, notices, letters or other documents and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, upon the advice of counsel, may be necessary or desirable in order to enable the Corporation to fully and promptly carry out the purposes and intent of the foregoing resolutions, and any such action taken or any agreement, amendment, certificate, report, application, notice, letter or other document executed and delivered by them or any of them in connection with any such action will be conclusive evidence of such authority to take, execute and deliver the same; and it is further

RESOLVED, that all acts and deeds of, or at the direction of, any officer on behalf of the Corporation taken prior to the date hereof to carry out the intent and accomplish the purposes of the foregoing resolutions and that would have been authorized by the foregoing resolutions but for the fact that such acts were taken prior to the date hereof are hereby approved, adopted, ratified and confirmed in all respects as the acts and deeds of the Corporation.